Exhibit 99.1
RED ROBIN ANNOUNCES PRELIMINARY THIRD QUARTER COMPARABLE RESTAURANT REVENUE; RESCHEDULES EARNINGS CALL TO NOVEMBER 18, 2026
Englewood, CO – November 2, 2026 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a casual dining restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced preliminary, unaudited comparable restaurant revenue results for the fiscal third quarter ended October 4, 2026.

Earnings Release and Conference Call Rescheduled to November 18th
During the third quarter of fiscal 2026, the Company completed significant refranchising transactions and refinanced its existing debt, representing important milestones in the execution of its strategic plan. Given the complexity of the accounting and valuation analyses associated with these transactions, the Company requires additional time to complete its financial statements and related disclosures.
The Company will reschedule its fiscal third quarter earnings release and conference call to Wednesday, November 18, 2026, which was previously scheduled for November 4, 2026.
The Company noted that the delay is unrelated to any significant changes in its financial condition or results of operations. The rescheduled earnings release and conference call will allow the Company to provide investors with a more comprehensive update on its financial results, the successful execution of these strategic initiatives, continued operational progress during the quarter, and updated guidance outlook under a more franchised ownership model.
The Company announced that it will file a Notification of Late Filing on Form NT 10-Q (the "Form NT 10-Q") with the U.S. Securities and Exchange Commission (the "SEC") under Rule 12b-25 of the Securities Exchange Act of 1934, as amended, to extend the filing deadline for its Quarterly Report on Form 10-Q for the quarter ended October 4, 2026 (the "Form 10-Q"). The Company expects to file the Form 10-Q within the five-calendar-day extension period permitted under Rule 12b-25.

Preliminary and Unaudited Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the third quarter of fiscal 2026:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Forty Weeks Ended
	April 19, 2026	July 12, 2026	October 4, 2026	October 4, 2026
Guest traffic	(2.0)%	(0.4)%	(1.7)%	(1.1)%
Average guest check	1.4%	1.7%	5.6%	2.6%
Total change in comparable restaurant revenue	(0.6)%	1.3%	3.9%	1.5%

Chief Executive Officer Comments
"Since launching our First Choice Plan in July 2025, we have remained focused on meaningfully strengthening our operating performance and financial position," said Dave Pace, Red Robin's President and Chief Executive Officer. "During the third quarter, we completed three refranchising agreements that generated significant proceeds. These proceeds were used to reduce outstanding debt and support the successful refinancing of our debt on attractive commercial terms. These transactions represent an important milestone for the Company and provide greater financial stability as we continue to execute our First Choice initiatives and advance our long-term strategic priorities."
Mr. Pace continued, "in addition, I am encouraged by the continued momentum in the third quarter, as same-store sales outperformed the industry. The 3.9% increase in same store sales benefited from the success of our Big Yummm value platform, which launched in July 2025. That platform provides an accessible entry point for guests while preserving the full Red Robin experience that guests have come to expect. This performance reinforces our confidence in the First Choice strategy and we remain focused on increasing frequency and engagement by delivering exceptional hospitality and a seamless guest experience. With a stronger financial foundation and improving operating trends, we believe Red Robin is well positioned to execute on its long-term priorities."

Significant Q3 Transactions
During the third quarter, the Company completed the refranchising of 108 Company-owned restaurants through three separate transactions with experienced franchise operators, generating approximately $89.4 million in aggregate cash proceeds, subject to customary adjustments. The transactions included 30 restaurants sold to Evergreen Dining LLC, 61 restaurants sold to Op Burgers, LLC, and 17 restaurants sold to Kuber Oregon, LLC and Kuber Washington, LLC.
In addition, the Company completed the refinancing of its secured credit facility on October 2, 2026. The five-year $115 million credit agreement provides for a $25 million revolving line of credit and a $90 million term loan. Interest on the term loan and revolving line of credit is based on SOFR plus 275 to 350 basis points, depending on the Company's leverage ratio, with no SOFR floor. The initial rate is SOFR plus 325 basis points.
These transactions represent a significant milestone in the execution of the Company's First Choice plan, supporting debt reduction, strengthening the balance sheet and expanding the Company's franchise-operated restaurant base.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its third quarter of 2026 results, and outlook for fiscal 2026 on November 18th, 2026 at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13762724. The replay will be available through Tuesday, December 1, 2026.
The call will be webcast live and later archived from the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release, including statements regarding the Company's preliminary results for the third quarter of 2026; the anticipated timing of the Company's earnings release, conference call, and related filings; the Company's strategic initiatives, including the First Choice plan; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook," or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the completion of normal quarter-end accounting procedures and adjustments with respect to our preliminary results for the third quarter of 2026; the effectiveness of the Company's strategic initiatives; the possibility that the Company may not fully realize the projected benefits of the refranchising and refinancing transactions; business disruption during the pendency of or following the transactions; the impact of the transactions on the Company's relationships with employees, franchisees, suppliers, landlords, and other third parties; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; the ability to service debt and comply with credit facility covenants; costs associated with lease obligations, including potential contingent lease liability; changes in consumer behavior or preference; geographic concentration in the Western United States; and actions taken by franchisees that could harm the Company's business or reputation. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Hannah Atteberry, Red Robin Gourmet Burgers, Inc.
media@redrobin.com
(361) 249-4507
For investor relations questions contact:
investor@redrobin.com